UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 22, 2004
(Date of earliest event reported)

O.A.K. FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan	000-22461	38-2817345
(State or other jurisdiction of incorporation	(Commission File Number)	IRS Employer Identification no.)

2445 84th Street, S.W. Byron Center, MI	49315
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number,
including area code: (616) 878-1591

Item 7.           Financial Statements and Exhibits.

      Exhibit

      99.1 Press release dated July 22, 2004

Item 12.           Results of Operations and Financial Condition

        On July 22, 2004, O.A.K. Financial Corporation issued a press release announcing 2004 second quarter . A copy of the press release is attached as Exhibit 99.1.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 22, 2004	O.A.K. FINANCIAL CORPORATION (Registrant) By /s/ James A. Luyk James A. Luyk Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1   Press Release Dated July 22, 2004.

EXHIBIT 99.1

July 22, 2004

OAK Financial Corporation Reports Second Quarter Results

Byron Center, MI — OAK Financial Corporation (OKFC), a West Michigan based bank holding company, reported second quarter 2004 net income of $952,000, down 15% from the $1,115,000 reported for the second quarter of 2003. Basic and diluted earnings per share also declined 15%, from $0.55 per share in the second quarter of 2003 to $0.47 per share in the second quarter of 2004. Year-to-date, net income and earnings per share declined 1% compared to the same period a year ago. The decline of net income in both the second quarter and the year-to-date periods are due to the decline in net interest income as a result of the historically low interest rates and intense competition.

“Over the past eighteen months, we’ve successfully resolved our regulatory challenges and rebuilt the basic structure of our company. We’ve assembled a first class team of financial professionals and have made necessary upgrades to many of our systems,” said Patrick K. Gill, President and CEO. “That investment in talent and capacity is designed to, over time, ensure strong financial performance. In the short term, however, the cost of those improvements, coupled with continued low interest rates have constrained earnings growth.”

Asset quality has improved compared to a year ago. The ratio of non-performing assets to total loans was 1.70% at the end of the second quarter of 2003 and .87% at the end of the second quarter of 2004. The annualized rate of net loan losses charged against the allowance for loan losses declined to 0.08% for the first six months of 2004 compared to 0.27% during the first six months of 2003. A provision for loan losses was not required in the second quarter of 2004 or 2003 due to improvement in asset quality and low net loan losses.

Net interest income declined approximately 12% during the second quarter of 2004 compared to the second of 2003. The net interest margin was 3.31% in the second quarter of 2004 compared to 3.72% in 2003. The net interest margin continues to be under pressure as a result of the exceptionally low interest rate environment and strong local competition. Comparing the first quarter with the second quarter of 2004, net interest income increased 1% and the net interest margin improved 4 basis points. Management expects total net interest income to improve throughout the remainder of the year due to earning asset growth and higher interest rates.

During the second quarter of 2004, equity securities were sold for a gain on sale of $201,000 compared to a net gain on sale of securities of $1,000 in the same quarter of 2003. Despite lower income from mortgage banking activities in 2004, total non-interest income was stable as a result of increases in deposit service charges and brokerage fees.

Total operating expenses in the second quarter of 2004 declined 2% compared to the second quarter of 2003. Year-to-date, total operating expense declined 3%, reflecting the continued initiative to reduce expenses and lower FDIC insurance premiums in 2004

Total assets and loans increased $8 million and $20 million respectively from December 31, 2003 to June 30, 2004. This represents the third consecutive quarter of asset and loan growth. Loan growth has improved significantly and is running at an 11% annualized pace. Total deposits also grew over the past six months, up $4 million, from December 31, 2003. The corporation continues to be well capitalized with an equity-to-asset ratio of 10.7% at June 30, 2004 compared to 10.8% at December 31, 2003.

OAK Financial Corporation (the “Corporation”) is a single bank holding company, which provides traditional banking services and products through twelve banking offices serving twelve communities in Kent, Ottawa and Allegan Counties in western Michigan. The Bank owns a subsidiary, OAK Financial Services, which offers mutual fund products, securities brokerage services, retirement planning services, investment management and advisory services. Insurance products such as property and casualty, life, disability and long-term care insurance products are provided through the Dornbush Insurance Agency subsidiary. For information regarding stock transactions, please contact Kent King Securities at 1-888-804-8891, Howe Barnes at 1-800-800-4693, Royal Securities at 616-538-2550 or Stifel, Nicolaus & Co., Inc. at 616-942-1717.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this press release the words “believe,” and “expect” ” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning future improvements in earnings performance and asset quality as well as growth of the loan portfolio. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

##########

For more information, please contact:

Patrick K. Gill, President & CEO at (616) 662-3113, or James A. Luyk, Executive Vice President and CFO at (616) 662-3124 OAK Financial Corporation, Byron Center, Mich.

O.A.K. FINANCIAL CORPORATION	CONSOLIDATED BALANCE SHEETS
AND SUBSIDIARY (Dollars in thousands)
	June 30, 2004 (Unaudited)	December 31, 2003

ASSETS Cash and due from banks	$ 12,783	$ 12,431
Federal funds sold	0	7,100

Cash and cash equivalents	12,783	19,531
Available-for-sale securities	99,714	103,395
Loans held for sale	617	1,705
Portfolio loans	383,142	363,565
Allowance for loan losses	(8,239)	(8,390)

Net Loans	374,903	355,175
Accrued interest receivable	2,271	2,266
Premises and equipment, net	14,161	14,428
Restricted investments	3,027	2,977
Other assets	9,318	9,056

Total assets	$ 516,794	$ 508,533

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Non-interest bearing	$ 57,041	$ 49,814
Interest bearing	317,218	321,250

Total deposits	374,259	371,064
Securities sold under agreements to repurchase
and federal funds purchased	51,741	44,338
FHLB Advances	31,000	33,000
Borrowed funds	1,643	1,491
Other liabilities	2,945	3,560

Total liabilities	461,588	453,453

Stockholders' equity
Common stock, $1 par value; 4,000,000 shares authorized;
2,035,191 shares issued and outstanding	2,035	2,035
Additional paid-in capital	6,023	6,023
Retained earnings	46,938	45,774
Accumulated other comprehensive income	210	1,248

Total stockholders' equity	55,206	55,080

Total liabilities and stockholders' equity	$ 516,794	$ 508,533

O.A.K. FINANCIAL CORPORATION	CONSOLIDATED STATEMENTS OF INCOME
AND SUBSIDIARY
(Dollars in thousands except per share data)	Three and Six Months ended June 30, 2004 and 2003 (Unaudited)

	Three Months		Six Months
	2004	2003	2004	2003
Interest Income Interest and fees on loans	$ 5,137	$ 6,050	$ 10,193	$ 12,199
Available-for-sale securities	819	812	1,697	1,673
Restricted investments	35	41	75	82
Other	2	78	24	159

Total interest income	5,993	6,981	11,989	14,113

Interest expense
Deposits	1,587	1,990	3,200	4,155
Borrowed funds	440	441	876	886
Securities sold under agreements to repurchase	76	131	165	291

Total interest expense	2,103	2,562	4,241>	5,332

Net interest income	3,890	4,419	7,748	8,781

Provision for loan losses	-	-	-	525

Net interest income after provision for loan losses	3,890	4,419	7,748	8,256

Non-interest income
Service charges on deposit accounts	640	544	1,173	1,036
Net gain on sales of loans held for sale	334	932	649	1,589
Amortization of mortgage servicing rights	(129)	(639)	(299)	(1,037)
Impairment of mortgage servicing rights	-	-	-	(75)
Loan servicing fees	167	143	347	299
Net gain on sales of available for sale securities	201	1	206	1
Insurance premiums	305	274	588	679
Brokerage fees	90	97	196	141
Other	99	163	199	221

Total non-interest income	1,707	1,515	3,059	2,854

Non-interest expenses
Salaries	2,055	1,986	4,200	3,831
Employee benefits	500	425	1,078	1,009
Occupancy (net)	323	335	655	637
Furniture and fixtures	279	286	551	557
Other	1,136	1,340	1,925	2,623

Total non-interest expenses	4,293	4,372	8,409	8,657

Income before federal income taxes	1,304	1,562	2,398	2,453
Federal income taxes	352	447	634	667

Net income	$ 952	$ 1,115	1,764	$ 1,786

Income per common share:
Basic	$ 0.47	$ 0.55	$ 0.87	$ 0.88
Diluted	$ 0.47	$ 0.55	$ 0.87	$ 0.88

OAK Financial Corporation
Consolidated Financial Highlights
(Unaudited)

	2nd Qtr 2004	1st Qtr 2004	4th Qtr 2003	3rd Qtr 2003	2nd Qtr 2003

(dollars in thousands except per share data) Earnings Net interest income	$3,890	$3,858	$4,010	$4,087	$4,419
Provision for loan losses	$0	$0	$0	$100	$0
Noninterest income	$1,707	$1,352	$1,481	$1,900	$1,515
Noninterest expense	$4,293	$4,116	$3,866	$4,243	$4,372
Net income	$952	$812	$1,194	$1,178	$1,115
Basic earnings per share	$0.47	$0.40	$0.58	$0.58	$0.55
Diluted earnings per share	$0.47	$0.40	$0.58	$0.58	$0.55
Average shares outstanding	2,035	2,035	2,035	2,035	2,035

Performance Ratios
Return on average assets	0.74%	0.64%	0.94%	0.91%	0.85%
Return on average equity	6.90%	5.86%	8.63%	8.66%	8.41%
Net interest margin (tax-equivalent)	3.31%	3.27%	3.48%	3.44%	3.72%
Efficiency ratio	77.8%	76.4%	71.5%	69.4%	72.3%
Full-time equivalent employees	201	197	195	198	201
Ending equity to ending assets	10.68%	11.00%	10.83%	10.78%	10.36%
Book value per share	$27.13	$27.49	$27.06	$26.84	$26.51

Asset Quality
Net loans charged-off	$53	$97	$42	$100	$35
Net charge-offs to total average loans (annualized)	0.06%	0.11%	0.05%	0.11%	0.04%
Nonperforming Assets	$3,325	$2,600	$2,098	$1,756	$5,885
Allowance for loan losses to total loans	2.15%	2.26%	2.31%	2.40%	2.44%
Nonperforming Assets to total loans	0.87%	0.71%	0.58%	0.50%	1.70%

(dollars in thousands except per share data)	YTD 06/30/04	YTD 06/30/03

Earnings Net interest income	$7,748	$8,781
Provision for loan losses	$0	$525
Noninterest income	$3,059	$2,854
Noninterest expense	$8,409	$8,657
Net income	$1,764	$1,786
Basic earnings per share	$0.87	$0.88
Diluted earnings per share	$0.87	$0.88
Average shares outstanding	2,035	2,035

Performance Ratios
Return on average assets	0.69%	0.68%
Return on average equity	6.38%	6.81%
Net interest margin (tax-equivalent)	3.32%	3.70%
Efficiency ratio	77.6%	73.0%

Asset Quality
Net loans charged-off	$150	$491
Net charge-offs to total average loans (annualized)	0.08%	0.27%